AMENDMENT TO EMPLOYMENT AGREEMENT

                              DATED OCTOBER 1, 1995


        This amendment (the "Amendment") dated October 1, 1995 but effective as of May 1, 1995 to the Employment Agreement of Edward C. Kelly dated October 1, 1994 (the "Agreement"), by and between Edward C. Kelly, residing at 1060 Appleby Court, Blue Bell, Pennsylvania 19422 (the "Employee") and Tasty Fries, Inc., a Nevada Corporation (the "Employer"), located at 650 Sentry Parkway, Suite One, Blue Bell, Pennsylvania 19422.

        WHEREAS, the Employer and the Employee wish to amend the Agreement as set forth herein.

        NOW, THEREFORE, in consideration of mutual covenants and undertakings, the parties agree to amend the Agreement as follows:

        1.     SECTION 2.  TERM OF EMPLOYMENT

               The term of this Agreement shall be for a term of five (5) years which shall commence from May 1, 1995 through April 30, 2001 and shall be automatically renewable for additional terms of one (1) year without any action on the part of the Employer or the Employee, except, however, that Employer may terminate this Agreement: (i) at the end of any one (1) year upon written notice to Employee given not less than sixty (60) days prior to the end of any term and
(ii) as provided in Section 5 hereof.

        2.     SECTION 3.  COMPENSATION

               (a) During the term of this Agreement, Employee shall receive a salary of $20,000 per month as of May 1, 1995 of which amount $10,000 shall be paid in cash by the Employer. The balance of $10,000 per month shall be accrued until such time as (i) Employer is financially able to pay the accrued amount, or (ii) Employee elects to convert all or part of such accrued amount into shares of Employer's restricted common stock, $.01 par value ("Common Stock"), at a conversion price of $.20 per share for each share converted. In addition, Employee shall receive an annual bonus or bonuses, if any, in an amount to be determined by the Board of Directors in its sole discretion.

               (c) In addition, Employee shall receive, upon execution of this Agreement, 2,000,000 shares of restricted Common Stock as additional compensation for all services provided by Employee to Employer from June 4, 1994 through April 30, 1995.

                      Said 2,000,000 shares of Common Stock shall be registered on a Form S-8 registration statement or equivalent for to be filed by Employer with the Securities and Exchange Commission (SEC) provided the Employer's current in its filings under the Securities Act of

1934 (the "Act") for the previous 12 calendar month period and is otherwise in compliance with the Act. If the Employer is not current in its filing under the Act, it shall use its best efforts to become current and shall register the Common Stock issued or to be issued to Employee with in thirty (30) days of becoming current in its filing under the Act. Notwithstanding the foregoing, the number of shares to be registered on a Form S-8 registration statement shall not exceed 1% of the aggregate number or shares of Common Stock issued and outstanding at such time on such S-8.

        3. All other terms and conditions in the Employment Agreement dated October 1, 1994 as amended hereby, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                                        EMPLOYER:

                                        TASTY FRIES INC., a Nevada Corporation


                                        By:     /S/ GARY ARZT
                                           ---------------------------------
                                                Chairman of the Board



                                        EMPLOYEE:



                                        By:     /S/ EDWARD C. KELLY
                                           ---------------------------------
                                                Edward C. Kelly